EXHIBIT 99.1

                   ASI TECHNOLOGY CORPORATION LICENSES PLASMA
                           DECONTAMINATION TECHNOLOGY

                  U.S. Air Force Contract Advancing Technology

(LAS VEGAS, Nevada, February 11, 2003)--ASI Technology Corporation (OTCBB: ASIT) announced that it has entered into an exclusive worldwide license on a method to efficiently generate atmospheric pressure plasma for decontamination, sterilization and industrial processing. This type of plasma, a fog of positively and negatively charged ions known as cold plasma, has demonstrated the ability to rapidly kill deadly microbes.

The U.S. Air Force Office of Scientific Research, with an August 2002 Phase I award to ASI, recognized this method of plasma decontamination. ASI researchers are collaborating with researchers from Eastern Virginia Medical School (Norfolk, Virginia) in the one-year study targeting the use of atmospheric pressure plasmas to sterilize biologically contaminated surfaces.

Professor Igor Alexeff, Professor of Engineering, Emeritus, at the University of Tennessee, invented and patented the subject low power method for efficiently generating a high volume airborne plasma discharge. Professor Alexeff is one of the founders of The Nuclear and Plasma Sciences Society of The Institute of Electrical and Electronics Engineers, and is Past President of the Society. He is an accomplished inventor with over ten patents and more than 100 publications to his credit. Since 1999 he has been a plasma researcher supporting ASI's plasma projects.

Jerry E. Polis, ASI President stated, "Professor Alexeff and our research team have been excelling on the Air Force contract. We are very excited about the progress and results achieved to date. Our evaluation of the efficiency and effectiveness of this method triggered the exclusive license we announced today. Our goal is to commercialize this new innovative cold plasma concept for military and commercial customers. Although this technology is now only in the laboratory, we intend to start developing prototype devices."

Cold plasmas allow for rapid decontamination of clothing, equipment and personal gear in military settings and for sterilization of medical equipment, food and packaging in commercial settings. Present methods of decontamination and sterilization often require hours and some generate damaging heat and undesirable or toxic side effects; cold plasma can sanitize often in mere minutes without hazardous byproducts. The market for safer, efficient, cooler and more rapid sterilization and decontamination devices is considered quite large.

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About ASI Technology  Corporation  (www.asiplasma.com)  - ASI specializes in the development of advanced patented plasma technologies in support of DOD and commercial organizations. ASI has extensive experience in the disciplines of science, physics, engineering and mathematics with a focus on advanced plasma physics. ASI has innovated and patented new applications of plasma in the areas of antennas, communication links, electronic shielding, noise reduction and decontamination. The Company has worked on plasma projects with General Dynamics, the University of Tennessee, the University of Mississippi, the U.S. Missile Defense Agency, the U.S. Navy, the U.S. Air Force and Malibu Research, Inc.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This document contains forward-looking statements relating to future performance, technology and product development that may affect future results and the future viability of the company. Actual results could be affected or differ materially from those projected in the forward-looking statements as a result of risks and uncertainties, including development results, technological shifts, potential technical difficulties that could delay new technology, competition, general economic factors, the uncertainty of market acceptance of new technology, and other factors identified and discussed in the Company's most recent filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from the Company's current expectations.

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